NEXTMART, INC.

Notice of Special Meeting of Stockholders

To Be Held On December *, 2009

The Special Meeting of Stockholders of NextMart, Inc.(the “Company”), will be held on December *, 2009 at 10:00 am local time at the Company’s principal office located at Oriental Plaza Bldg. W3-12 Floor, East Chang'an Ave., Dongcheng District, Beijing, 100738 PRC, for the following purposes, as more fully described in the accompanying proxy statement:

▪

Proposal 1. Amend and Restate the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) to effect the following actions;

                             (i).    eliminate the requirement that all shareholder actions be effected solely through special or annual shareholder meetings,

                             (ii).  eliminate of the three classifications of directors, and

                             (iii). eliminate the super majority (66 2/3%) voting requirement to adopt,

                                     amend or repeal the By-Laws and to amend or repeal Article NINTH,

                                     Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH of

                                     the Certificate of Incorporation.

▪

Proposal 2. Amend and Restate the by-laws of the Company (the “By-Laws”) to effect the following actions;

                            (i).  eliminate the three classifications of directors, and

                              (ii). eliminate the super majority (66 2/3%) voting requirement to adopt,

                                     amend or repeal any provision of the Bylaws.

▪

Proposal 3. Subject to the approval of Proposal 1 and Proposal 2, elect three directors of the Company.

Only stockholders of record at the close of business on November 19, 2009 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS
/s/Menghua Liu
Menghua Liu
Chairman

Beijing, People's Republic of China

November 19, 2009

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

NEXTMART, INC.

PROXY STATEMENT

2009 SPECIAL MEETING OF SHAREHOLDERS

General

NextMart, Inc., a Delaware corporation (the “Company”), is furnishing this proxy statement and the enclosed proxy card in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Special Meeting of Shareholders to be held on December  *, 2009, at 9:00 p.m. local time, at the Company’s principal executive offices located at Oriental Plaza Bldg. W3-12 Floor, East Chang'an Ave., Dongcheng District, Beijing, 100738 PRC, and at any adjournments thereof (the “Special Meeting”). These materials will be mailed to shareholders on or about December  *, 2009.

Record Date

Only holders of the Company’s common shares as of the close of business on November 19, 2009 (the “Record Date”) are entitled to vote at the Special Meeting. As of the Record Date, there were 443,204,734  common shares outstanding. If your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and hold these shares in “street name.” These proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. However, since you are not the shareholder of record, you may not vote these shares in person at the Special Meeting, unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Thus, if shareholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Quorum

A majority of the common shares outstanding entitled to vote at the Special Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

Voting

Each shareholder of record is entitled to one vote at the Special Meeting for each common share held by such shareholder on the Record Date. Shareholders do not have cumulative voting rights. Shareholders may vote their shares in person at the Special Meeting, or by using the proxy card enclosed with this proxy statement. All proxy cards received by the Company, which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received that does not specify a vote or an abstention, the shares represented by that proxy card will be voted to;

▪

Proposal 1. Amend and Restate the Certificate of Incorporation  of the Company (the “Certificate of Incorporation”) to effect the following actions;

                             (i).    eliminate the requirement that all shareholder actions be effected solely through special or annual shareholder meetings,

                             (ii).  eliminate of the three classifications of directors, and

                             (iii). eliminate the super majority (66 2/3%) voting requirement to adopt,

                                     amend or repeal the By-Laws and to amend or repeal Article NINTH,

                                     Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH of

                                     the Certificate of Incorporation

▪

Proposal 2. Amend and Restate the by-laws of the Company (the “By-Laws”) to effect the following actions;

                              (i).  eliminate the three classifications of directors, and

                              (ii). eliminate the super majority (66 2/3%) voting requirement to adopt,

                                     amend or repeal any provision of the Bylaws.

▪

Proposal 3. Subject to the approval of Proposal 1 and Proposal 2, elect three directors of the Company.

A properly executed proxy marked “Abstain” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Special Meeting other than those stated in this proxy statement and the accompanying Notice of Special Meeting of Shareholders. If any other matters are properly brought before the Special Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Votes Required

Pursuant to the Company’s Certificate of Incorporation, a super majority (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Company is required to effect Proposal 1 if a quorum is present.

Pursuant to the Company’s Certificate of Incorporation and its By-Laws, a super majority (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Company is required to effect Proposal 2 if a quorum is present.

Pursuant to the Company’s Bylaws, three directors will be elected by plurality of the votes cast to effect Proposal 3. This means that the nominees receiving the greatest number of votes will be elected as directors, even if the number of votes received is less than a majority of the votes present at the annual meeting.

Solicitation of Proxies

The proxy card accompanying this proxy statement is solicited by the Board. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold common shares for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

Revocation of Proxies

A shareholder of record may revoke a proxy at any time before it is voted at the Special Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to Ms. Carla Zhou, the Chief Financial Officer of the Company, at the Company’s principal executive offices at Oriental Plaza Bldg. W3 12 Fl. East Chang'an Ave. Dongcheng District Beijing, 100738 PRC, or (b) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not revoke a proxy unless the shareholder actually votes in person at the Special Meeting.

Appraisal or Similar Rights

No action is proposed herein for which the laws of the State of Delaware or the Bylaws of the Company provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s Common Stock.

Interest of Certain Persons in Matters to Be Acted Upon

No person who was a director or executive officer of the Company at any time since the beginning the Company’s last completed fiscal year, no person who is a proposed nominee for election as a director of the Company and no associate of any such director, executive officer or proposed nominee has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Special Meeting other than the interest of the director nominees in their own respective elections.

Forward Looking Statements

This Proxy Statement contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The use of any statements containing the words “anticipate,” “intend,” “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions are intended to identify such statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, those expectations may prove to be incorrect. Disclosure of important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are included in the Company’s Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2008, under the heading “Disclosure Regarding Forward Looking and Cautionary Statements,” and elsewhere in this proxrey statement. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

PROPOSAL 1 — AMEND AND RESTATE THE COMPANY’S

CERTIFICATE OF INCORPORATION

The Board has approved, subject to shareholder approval, the amendment and restatement of its Certificate of Incorporation (“Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation will effect the following actions;

(i).    eliminate the requirement that all shareholder actions be effected solely through special or  annual shareholder meetings,

(ii).  eliminate of the three classifications of directors, and

(iii). eliminate the super majority (66 2/3%) voting requirement to adopt, amend or repeal the By-Laws and to amend or repeal Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH of the Certificate of Incorporation

The text of the Amended and Restated Certificate of Incorporation is attached hereto as Appendix A of this proxy statement.

Eliminate The Requirement That Shareholder Actions

Be Effected Solely Through Special Or Annual Shareholder Meetings

Reason for the Action

Article Fifth of the Company’s Certificate of Incorporation provides that;

“…any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders…” (emphasis added).

The Board believes that the practical effect of this existing provision is to increase unnecessarily the cost of effecting shareholder actions on matters that otherwise would be assured of receiving shareholder approval pursuant to a shareholder vote. Allowing shareholder action pursuant to written consent in lieu of annual or special meetings of shareholders is consistent with Delaware General Corporate Law (“DGCL”), specifically Section 208 of DGCL, and would avoid unnecessary costs associated with shareholder meetings.

Effect of Action

The effect of the proposed action would allow shareholder actions to be effected through written consent in lieu of calling a special or annual meeting of shareholders consistent with Delaware law.

Quorum and Voting Requirements

The following are the quorum and voting requirements to effectuate the proposed action:

A super majority vote of at least 66-2/3% of the voting power of all of the outstanding shares of capital stock of the Company is required to effect this action if a quorum is present.

If the proposal is approved, it will become effective upon the filing of the Amended and Restated Certificate of Incorporation (which will eliminate the mandatory requirement of calling an annual or special meeting of shareholders) with the Delaware Secretary of State, which will occur as soon as reasonably practicable after shareholder approval.

Eliminate The Three Classification Of Directors

Reason for the Action

Article Sixth the Company’s Certificate of Incorporation provides that;

“…the directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the first annual meeting of the stockholders following the Merger; the term of office of the second class (Class II) to expire at the second annual meeting of stockholders held following the Merger; the term of office of the third class (Class III) to expire at the third annual meeting of stockholders held following the Merger; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election…” (emphasis added).

In June 2006, the Company re-domiciled in Delaware and in connection with that process implemented significant changes to its charter documents. These charter document changes included provisions for the establishment of classified board of directors as indicated above. Many of these changes, including the classified board, were implemented as anti-takeover measures to prevent unfriendly or unsolicited takeovers. At this time, the Company does not maintain the same anti-takeover concerns that existed in 2006, and therefore desires to eliminate the classification of its board of directors.

The Company and its board of directors are committed to the protection of shareholder interests and believes that this action will not interfere with that commitment. Moreover, the elimination of the classified board of directors is not inconsistent with DGCL.

Effect of Action

The effect of this action, if approved by the Company’s stockholders, along with the amended and restated By-Laws (as discussed in Proposal 2 below) would be to eliminate the classification of the Board.

Quorum and Voting Requirements

The following are the quorum and voting requirements to effectuate the proposed action:

A super majority vote of at least 66-2/3% of the voting power of all of the outstanding shares of capital stock of the Company is required to effect this action if a quorum is present.

If the proposal is approved, it will become effective upon the filing of the Amended and Restated Certificate of Incorporation (which will include the elimination of the classification of directors) with the Delaware Secretary of State, which will occur as soon as reasonably practicable after shareholder approval.

Eliminate The Super Majority (66/23%) Voting Requirement

To Adopt, Amend or Repeal the By-Laws and to Amend or Repeal

Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH of the Certificate of Incorporation

Reason for the Action

Article SEVENTH of the Company’s Certificate of Incorporation provides that; “…The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class…” (emphasis added).

Article NINTH of the Company’s Certificate of Incorporation provides that;

“… notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3 % of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH …” (emphasis added).

As mentioned above, in June 2006, the Company re-domiciled in Delaware and in connection with that process implemented significant changes to its charter documents. These charter document changes included provisions for super majority voting on certain matters as indicated above. Many of these changes, including the super majority voting requirements, were implemented as anti-takeover measures to prevent unfriendly or unsolicited takeovers. At this time, the Company does not maintain the same anti-takeover concerns that existed in 2006, and therefore desires to eliminate the classification of its board of directors.

The Company and its board of directors are committed to the protection of shareholder interests and believe that this action will not interfere with that commitment. Moreover, the elimination of the super majority voting rights is not inconsistent with DGCL.

Effect of Action

The effect of this action, if approved by the Company’s stockholders, would allow for a majority vote of shareholders to (i) adopt, amend or repeal the Bylaws or (ii) amend or repeal Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH of the Certificate of Incorporation.

Quorum and Voting Requirements

The following are the quorum and voting requirements to effectuate the proposed action:

A super majority vote of at least 66-2/3% of the voting power of all of the outstanding shares of capital stock of the Company is required to effect this action if a quorum is present.

If the proposal is approved, it will become effective upon the filing of the Amended and Restated Certificate of Incorporation (which will eliminate the super voting requirement) with the Delaware Secretary of State, which will occur as soon as reasonably practicable after shareholder approval.

Board Recommendation

The Board recommends a vote “for” the approval of Proposal 1.

PROPOSAL 2 — AMEND COMPANY’S BY-LAWS

The Board has approved, subject to shareholder approval, the amendment and restatement of its By-Laws. The amended and restated By-Laws would effect the following actions;

(i) eliminate the three classification of directors, and

(ii) eliminate the super majority (66 2/3%) voting requirement to adopt, amend or repeal any provision of the Bylaws.

The text of the amended and restated Section 2.2, Section 2.3 and Section 6.2 of the By-Laws is attached hereto as Appendix B of this proxy statement.

Eliminate The Three Classification Of Directors

Reason for the Action

Section 2.2 Number and Term of Office of ARTICLE II of the By-Laws provides that;

“…the directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders held after the Effective Date; the term of office of the second class to expire at the second annual meeting of stockholders held after the Effective Date; the term of office of the third class to expire at the third annual meeting of stockholders held after the Effective Date; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election …” (emphasis added).

Section 2.3 Vacancies and Newly Created Directorships of ARTICLE II of the By-Laws contains text consistent with the classification of directors.

As mentioned throughout this proxy, in June 2006, the Company re-domiciled in Delaware and in connection with that process implemented significant changes to its charter documents, including its By-Laws. These changes were implemented as anti-takeover measures to prevent unfriendly or unsolicited takeovers. The By-Law provision referenced above parallels the provision in the Company’s Certificate of Incorporation relating to classified directors which also is the subject of this Proxy (see Proposal 1 above).  Again, at this time, the Company does not maintain the same anti-takeover concerns that existed in 2006, and therefore desires to eliminate the classification of its board of directors.

Effect of Action

The effect of this action, if approved by the Company’s stockholders, along with the Company’s Amended and Restated Certificate of Incorporation (as discussed in Proposal 1 above) would be to eliminate the classification of the Board. Once approved by its stockholders, the Company will amend and restate Section 2.2 Number and Term of Office and Section 2.3 Vacancies and Newly Created Directorships of ARTICLE II of its By-Laws as set forth in Appendix B concurrent with the effective date of the Amended and Restated Certificate of Incorporation as filed with the Secretary of State of Delaware.

Quorum and Voting Requirements

The following are the quorum and voting requirements to effectuate the proposed action:

A super majority vote of at least 66-2/3% of the voting power of all of the outstanding shares of capital stock of the Company is required to effect this action, if a quorum is present.

Eliminate The Super Majority (66 2/3%) Voting Requirement

To Adopt, Amend Or Repeal Any Provision Of The By-Laws

Reason for the Action

Section 6.2 By the Stockholders of ARTICLE VI of the By-Laws provides that;

“…Notwithstanding any other provision of these Bylaws or any provision of law which might permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the corporation required by law, these Bylaws or with respect to any preferred stock, the affirmative vote of the holders of at least 66 2/3 % of the voting power of all of the shares of capital stock of the corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws. Such vote may be held at any annual meeting of stockholders, or at any special meeting of stockholders provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting…” (emphasis added).

As mentioned throughout this proxy statement, in June 2006, the Company re-domiciled in Delaware and in connection with that process implemented significant changes to its charter documents, including its By-Laws. These changes were implemented as anti-takeover measures to prevent unfriendly or unsolicited takeovers. The By-Law provision referenced above parallels the provision in the Company’s Certificate of Incorporation relating to the super voting requirements which is the subject of this Proxy (see Proposal 1 above).  Again, at this time, the Company does not maintain the same anti-takeover concerns that existed in 2006, and therefore desires to eliminate the super voting requirement to adopt, amend or repeal any provision of the By-Laws.

Effect of Action

The effect of this action, if approved by the Company’s stockholders, would be to eliminate the super voting (66 2/3%) requirement to adopt, amend, or repeal any provision of the By-Laws, in which case, a majority of votes would required to adopt, amend or repeal any provision of the By-Laws. Once approved by its stockholders, the Company will amend and restate Section 6.2 By the Stockholders of ARTICLE VI of its By-Laws as set forth in Appendix B concurrent with the effective date of the Amended and Restated Certificate of Incorporation as filed with the Secretary of State of Delaware.

Quorum and Voting Requirements

The following are the quorum and voting requirements to effectuate the proposed action:

A super majority vote of at least 66-2/3% of the voting power of all of the outstanding shares of capital stock of the Company is required to effect this action, if a quorum is present.

Board Recommendation

The Board recommends a vote “for” Proposal 2.

PROPOSAL 3 — ELECTION OF THREE DIRECTORS

The Company's By-Laws currently provide for a number of Directors of the Company to be established by resolution of the Board of Directors and that number is three. The Board has nominated three persons.  At this Special Meeting, subject to the approval of Proposal 1 and Proposal 2, a Board of Directors consisting of three Directors will be elected.  Proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below.

Mr. Menghua Liu, Mr. Zexie Peng, and Mr. Zhibin Huai are nominees for the three Board positions. Each such party has indicated that he is willing and able to serve as a director of the Company. If any of these individuals becomes unable or unwilling to serve, the accompanying proxy may be voted for the ratification of such other person as shall be designated by the Board. Each director so chosen shall hold office until the first annual meeting or special meeting (if directors are so nominated or elected) of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. There are no arrangements or understandings between any of the nominees and any other person(s) pursuant to which such nominee was or is to be selected as a director or nominee.

The name, age, and business experience of each nominee are set forth below:

Meng Hua Liu (age 41) has served as the Company’s Chairman and Chief Executive Officer since August 7, 2009. Mr. Liu is the sole shareholder and Chairman of Beijing Hua Hui Investment Ltd., a PRC company (“Hua Hui”). Hua Hui is one of our largest shareholders.

From 2004 to the present, Mr. Liu has served as the Chairman and Chief Executive Officer of The Beijing Hua Hui Corporation, a Peoples Republic of China (PRC) company involved in real estate development and investments, and is the parent entity of Hua Hui. From 2007 to the present, he has been the Chairman of Beijing Yang Hong Ji Tourism Investment Limited, a PRC company involved in tourism and real estate development. Currently, Mr. Liu is also Chairman of the Supervisory Board of Da Yang Group. Prior to his involvement with Hua Hui, Mr. Liu was director of New World of Hangzhou in Zhejiang Province and Vice Manager of Xin Ao Group. Mr. Liu has a masters degree in International Project Management Professional (“IPMP”) from the Civil Engineering and Water Resources Institute of Tsinghua University. He also holds an MBA degree from Tsinghua University. Mr. Liu also is the Chairman and Chief Executive Officer of Asia Premium Television Group, Inc., a reporting company under the federal securities laws.

Zexie Peng (age 38) has served as our director since September 25, 2009.

Since January 2008, Mr. Perg has served as the general manager of Hua Hui. From January 2007 to January 2008, Mr. Peng served as assistant to the President of Beijing Hua Li Group, an affiliate of Hua Hui. Mr. Peng also served as general manager of Beijing Xiehe Security Technical Services Limited, a PRC company located in Beijing, from January 2004 to January 2006.

Zhibin Huai (age 35) has served as our director since September 25, 2009.

Since March 2009, Mr. Huai  has served as vice general manager of Hua Hui. From May 2008 to March 2009, he served as general engineer of Rong Sheng Real Estate Development Limited (Lang Fang Branch), a PRC company located in Hebei Province. From May 2005 to April 2008, Mr. Huai served as the vice general manager and project manager of Beijing Hua Li Group, an affiliate of Hua Hui. From July 2002 to April 2005, Mr. Huai served as assistant to the general manager of Xin Ao Property Group. Mr. Huai holds a postgraduate degree in International Engineering Project Management Institute from Tsinghua University.

Board Recommendation

Subject to the approval of Proposal 1 and Proposal 2, the Board recommends a vote “for” the appointment of Mr. Menghua Liu, Mr. Zexie Peng, and Mr. Zhibin Huai as Directors of the Company.

 Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for appointment of Mr. Menghua Liu, Mr. Zexie Peng, and Mr. Zhibin Huai  as Directors of the Company.  The election of Mr. Menghua Liu, Mr. Zexie Peng, and Mr. Zhibin Huai as Directors of the Company will be subject to the approval by the shareholders of Proposal 1 and Proposal 2. The election of the stated three nominees shall be effective upon filing the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, and the effectiveness of the Amended and Restated By-Laws of the Company.

CORPORATE GOVERNANCE MATTERS

Legal Proceedings.

To the best of our knowledge, there are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Transactions with Related Parties

As reported by the Company on its Form 8-K filed on August 5, 2009, as amended on August 12, 2009, the Company entered into a subscription and asset sale agreement (the “Agreement”) with Beijing Hua Hui Hengye Investment Ltd. (“Hua Hui”), an unaffiliated PRC company on August 1, 2009. Pursuant to the Agreement, the Company acquired the commercial income rights (described below) to 10,000 square meters the Huadun Changde International Hotel located in the city of Changde in China’s Hunan Province (“Project”). The Project is currently under development by Hua Hui and Hua Hiu is responsible for all construction costs of the Project. As consideration for the rights, the Company agreed to issue to Hua Hui 250,000,000 shares of its common stock along with the transfer of certain assets of the Company. Of the 250,000,000 shares of common stock, 75,000,000 shares of its common stock have been issued for the benefit of Hua Hui, and 175,000,000 shares are currently held in escrow. The escrowed shares will be released to Hua Hui upon completion of the Project which is expected to occur at or near the end of calendar year 2010. The 250,000,000 shares of the Company’s common stock is valued at $0.024 per share (the closing price of the Company’s common stock on the transaction date) for a total stock value of approximately $6,000,000. The assets transferred by the Company were valued at approximately $8,600,000. The total consideration for the transaction is approximately $14,630,000.

Mr. Menghua Liu is the Chairman and sole shareholder of Hua Hui. Messrs. Peng and Huai are employees of Hua Hai. Except as stated herein, there are no existing ort proposed transaction between the Company and any of the nominees or their affiliates that exceed $120,000.

The Company’s Board of Directors approved the transaction with Hua Hui. At the time of the transaction with Hua Hui, none of Messrs. Liu, Peng nor Huai has any prior relationship or affiliation with the Company.

Committees.

Our Board of Directors consists of three members none of which have been determined by us to be independent directors within the meaning of the independent director guidelines of the New York Stock Exchange Rules. We do not have a nominating, compensation or audit committee or committees performing similar functions nor a written nominating, compensation or audit committee charter due to the limited size of our Board of Directors. As a result, the entire Board of Directors reviews executive compensation, audit, and nominating decisions. Due to our limited capital resources, we did not maintain an audit committee financial expert.

Shareholder Proposals.

We have never received a shareholder proposal to nominate a director and as a result we have not developed a policy for consideration of shareholder nominees. The Board, however, will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to Ms. Carla Zhou, the Chief Financial Officer of the Company, at the Company’s principal executive offices at Oriental Plaza Bldg. W3 12 Fl. East Chang'an Ave. Dongcheng District Beijing, 100738 PRC, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) the names and addresses of the shareholders making the nomination and the number of the Company’s common shares which are owned beneficially and of record by such shareholders; and  (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under Section 2.16.

Director Meetings.

In fiscal 2009, the Board of Directors held one formal meeting and have 19 written consents by the Directors in lieu of meetings. Our incumbent directors were appointed during August and September 2009, and have effected one action by written consent in lieu of meeting since such appointment. We do not have a written policy concerning a board members' attendance at annual meetings of security holders. Moreover, we did not have an annual meeting of shareholder for fiscal years 2009 or 2008.

Stockholder Communications.

Stockholders wishing to communicate with the Company’s Board as a whole or with certain directors, including committee chairpersons or the Chairman of the Board, individually, may do so by writing the Corporate Secretary at the Company’s headquarters at the Company’s principal executive offices at Oriental Plaza Bldg. W3 12 Fl. East Chang'an Ave. Dongcheng District Beijing, 100738 PRC. Each stockholder communication should include an indication of the submitting stockholder’s status as a stockholder of the Company and eligibility to submit such communication. Each such communication will be received for handling by the Corporate Secretary, who will maintain originals of each communication received and provide copies to (i) the Chairman and (ii) any other appropriate committee(s) or director(s) based on the expressed desire of the communicating stockholder and content of the subject communication. The Corporate Secretary also will coordinate with the Chairman to facilitate a response, if it is believed that a response is appropriate or necessary, to each communication received. The Board, or a designated committee of the Board, will review all stockholder communications received on a periodic basis. The Board reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") requires the Company's officers, directors and persons who own more than 10% of the Company's registered equity securities to file with the Securities & Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of shares of the Company.  The persons filing are required by SEC regulation to furnish the Company with copies of all forms filed.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that for the year ended September 30, 2009 except for the following, all Section 16(a) filing requirements applicable to our reporting persons were met; Redrock Capital Ventures, Ltd., a 10% holder, was late in filing a Form 3 and a Form 4,  Ms. Yang Lan and Mr. Bruno Wu, 10% holders, were each delinquent in filing two Form 4’s, Mr. Zhaobin Chen and Mr. Huiyang Yu, former directors, each were delinquent in filing a Form 4, Mr. Menghua Liu, Mr. Zexie Peng, Mr. Zhibin Huai, and Ms. Carla Zhou, the Company’s current officers and directors, and Beijing Hua Hui Hengye Investment Ltd., the Company’s largest shareholder, were late in filing their respective Form 3. The Company believes that its current officers and largest shareholder will seek to comply timely with all future reporting under Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information with respect to the compensation paid to our chief executive officers and chief financial officers for the last two fiscal years ended September 30, 2009 and September 30 2008, respectively. Other than as listed below, the Company had no executive officers serving in such capacity at September 30, 2009 whose total compensation exceeded $100,000.

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension values and Nonqualified deferred compensation earnings	All other compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Menghua Liu-Chairman and CEO (1)	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	0
Dr. Bruno Wu-Former Chairman(2)	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	0
	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Carla Zhou-Chief Financial Officer and Former Chief Executive Officer(3)	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Ren Huiliang President-Former Chief Executive Officer and Former Chief Financial Officer(4)	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2008	-0-	-0-	453,879	-0-	-0-	-0-	-0-	453,879

(1).  Mr. Liu was appointed our Chairman and Chief Executive Officer on August 7, 2009. The Company and Mr. Liu have reached an oral agreement pursuant to which Mr. Liu will received an annual salary of $50,000 per annum for fiscal years 2009 and 2010, however, for fiscal year 2009, Mr. Liu agreed to waive his salary.

(2). Dr. Wu resigned as our director and Chairman on April 20, 2009.

(3). Ms. Zhou became our Chief Executive Officer and Chief Financial Officer on April 21, 2009 and she resigned as our Chief Executive Officer on August 7, 2009. The Company and Ms. Zhou have reached an oral agreement pursuant to which Ms. Zhou will received an annual salary of $7,000 per annum for fiscal years 2009 and 2010, however, for fiscal year 2009, Ms. Zhou has agreed to waive her salary.

(4). Mr. Ren Huiliang resigned as our Chief Executive Officer and Chief Financial Officer on April 20, 2009. On November 20, 2007, the Company issued 3,491,379 shares to Mr. Ren Huiliang, our CEO, as stock based compensation. The shares were value at $0.04 per share.

Outstanding Equity Awards at Fiscal year End September 30, 2009

As of September 30, 2009, we had no outstanding grants of plan based awards, equity grant awards, option or stock vested exercises, pension benefit grants, non-deferred compensation grants for our executive officers.

Compensation of Directors

None of our Directors are compensated for serving on our Board. There are no other fees or reimbursements paid to our non-employee Directors, except for reimbursements for the traveling expenses incurred due to participation in our Board meetings. No compensation was paid during fiscal 2009 to our Directors acting in such capacity.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table will identify, as of the Record Date, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) officers and directors of the Company as a group.

Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Unless otherwise indicated, the address for each Beneficial Owner shall be NextMart Inc., Oriental Plaza Bldg. W3, Twelfth Floor, 1 East Chang’an Avenue, Dongcheng District Beijing, 100738

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Beijing Hua Hui Hengye Investment Ltd. (“Hua Hui”) Pine Valley Center 11 Fl., 8 Jiangguo Men Outer Street, Chaoyang District, Beijing, China(2)	250,000,000	56.4
Meng Hua Liu Pine Valley Center 11 Fl., 8 Jiangguo Men Outer Street, Chaoyang District, Beijing, China(3)	250,000,000	56.4
Yang Lan 8/F,Crawford Tower, 99 Jervois Street, Sheung Wan, Hong Kong (4)	115,101,526	26
Redrock Capital Venture Ltd.	103,000,000	23.2
Zexie Peng(5)	0	0
Zhibin Huai(6)	0	0
Carla Zhou (7)	1,000	<1%
Officers and Directors as a group (3 person)	250,001,000	56.4

(1). Based on 443,204,734 shares of common stock issued and outstanding. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2). The shareholder is currently the holder of 75,000,000 shares of common stock of the Company. An additional 175,000,000 shares of our common stock have been issued and held in escrow in the name of a third party. The escrowed shares were issued in connection with a transaction between the shareholder and the Company on August 1, 2009 (Please refer to the Company’s Form 8-K filed on August 5, 2009, as amended on August 12, 2009 for a more complete description of the transaction with Hua Hui). The escrowed shares may be voted by the shareholder if an agreement is reached with the Company regarding on the matter at issue. Thus, the shareholder is deemed the beneficial owner of such shares.

(3). Mr. Meng Hua Liu is the Chairman and sole shareholder of Beijing Hua Hui Hengye Investment Ltd. and is also the Chairman and Chief Executive Officer of the Company. Mr. Liu is deemed the beneficial owner of the shares of Hua Hui and he also a Director nominee.

(4). Represents 103,000,000 shares of common stock held to Redrock Capital Venture Ltd. (“Redrock”), 11,921,526 shares held by Sun Media Investment Holdings Limited (“SMIH”), and 180,000 shares held by Ms. Yang Lan. Ms. Yang is the majority shareholder of both Redrock and SMIH.

(5). Zexie Peng is a current Director of the Company and a Director nominee.

(6). Zhibin Huai is a Director of the Company and a Director nominee.

(7). Carla Zhou is Chief Financial Officer of the Company.

PROXY CARD

NEXTMART, INC.

This Proxy is solicited by the Company's Board of Directors

The undersigned stockholder of NextMart, Inc. acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held December *, 2009, 10:00 a.m. local time, at the Company's offices located  at Oriental Plaza Bldg. W3-12 Floor, East Chang'an Ave., Dongcheng District, Beijing, 100738 PRC and hereby appoints Ms. Carla Zhou with the power of substitution, as Attorney and Proxy to vote all the shares of  the undersigned at said annual meeting of stockholders and at all adjournments  thereof, hereby ratifying and confirming all that said Attorney and Proxy may  do or cause to be done by virtue hereof. The above named Attorney and Proxy is instructed to vote all of the undersigned's shares as follows:

THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH PROPOSAL.

PROPOSAL 1

Amend and Restate the Certificate of Incorporation (the “Certificate of Incorporation”) of the Company to effect the following actions;

(i)

eliminate the requirement that all shareholder actions must be effected through special or annual shareholder meetings.

(ii)

eliminate of the three classifications of directors, and

(i)

eliminate the super majority (66 2/3%) voting requirement to adopt, amend or repeal the By-Laws and to amend or repeal Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH of the Certificate of Incorporation.

[   ] FOR       [   ] AGAINST     [   ]  ABSTAIN

PROPOSAL 2

Amend to the by-laws (the “By-Laws”) of the Company to effect the following actions;

(i)

eliminate the three classifications of directors, and

(ii)

eliminate the super majority (66 2/3%) voting requirement to adopt, amend or repeal any provision of the Bylaws.

[   ] FOR       [   ] AGAINST     [   ]  ABSTAIN

PROPOSAL 3

Subject to the approval of Proposal 1 and Proposal 2, elect Menghua Liu, Mr. Zexie Peng, and Mr. Zhibin Huai  as the three directors of the Company. The election of the stated three nominees shall be effective upon filing the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, and the effectiveness of the Amended and Restated By-Laws of the Company.

[   ] FOR ALL      [   ] AGAINST ALL    [   ]  WITHHOLD

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

Nominees:   Menghua Liu, Mr. Zexie Peng, and Mr. Zhibin Huai

THIS PROXY,  WHEN  PROPERLY  EXECUTED,  WILL BE VOTED AS DIRECTED  HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 3.

Dated this _____ day of  ________________  2009.

-----------------------------------------------

                    (Signature)

-----------------------------------------------

                    (Signature)

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

Send the proxy statement by regular mail, email, or fax to:

NEXTMART, INC.

Attn: Carla Zhou

Oriental Plaza Bldg. W3-12 Floor

East Chang'an Ave.

Dongcheng District, Beijing, 100738 PRC,

Fax: +86 10 85189797

Email: fen.yang@meredrock.com

APPENDIX A

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NEXTMART, INC.

NEXTMART, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of this corporation is NextMart, Inc. and it was originally incorporated under the name of Delaware Sun New Media, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on May 15, 2006.

B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation. The Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of NextMart, Inc. and approved by the stockholders at special meeting of the stockholders of said corporation.

C. The Certificate of Incorporation of NextMart , as amended and restated hereby (the "Certificate of Incorporation"), shall, upon its filing with the Secretary of State of the State of Delaware, read in its entirety as follows:

FIRST: The name of the corporation is:

NextMart, Inc.

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000,000,000 consisting of 750,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”) and 250,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. [Intentionally Left Blank].

D. Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors(whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), (2) the Chairman of the Board of Directors, (3) the Chief Executive Officer of the Corporation or (4) by the holders of not less than twenty-five percent (25%) of all of the shares entitled to cast votes at the meeting.

SIXTH:

A. The number of directors shall initially be set at two (2) and, immediately following the merger shall be set at seven (7). Thereafter, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the

Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders after his election, and until their respective successors are elected, or, if earlier, until his death, resignation, or removal from office.

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board).

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

THE UNDERSIGNED, being the an officer of the corporation does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ___th day of November 2009.

NextMart, Inc.

________________

Mr. Menghua Liu

Chief Executive Officer and Chairman

APPENDIX B

AMENDED AND RESTATED

BY-LAWS

[SECTIONS 2.2, 2.3, and 6.2]

OF

NEXTMART, INC.

A. Section 2.2 Number and Term of Office of ARTICLE II of the By-Laws of NextMart, Inc. is amended and restated in its entirety as follows:

2.2 Number and Term of Office. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall initially be two (2) and, immediately following the Merger (as defined in the corporation’s Certificate of Incorporation) the number of directors shall be set at seven (7) and thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Subject to the rights of the holders of any series of Preferred Stock then outstanding, directors shall be elected at any annual or special meeting of shareholders.  Each director so elected shall hold office until the first annual meeting or special meeting (if directors are so nominated or elected) of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office.

B. Section 2.3 Vacancies and Newly Created Directorships of ARTICLE II of the By-Laws of NextMart, Inc. is amended and restated in its entirety as follows:

2.3 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), or by the sole remaining director, and directors so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office No decrease in the number of authorized directors shall shorten the term of any incumbent director.

B. Section 6.2 By the Stockholders of ARTICLE VI of the By-Laws of NextMart, Inc. is amended and restated in its entirety as follows:

6.2 By the Stockholders. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the corporation required by law, these Bylaws or with respect to any preferred stock, the affirmative vote of the holders of at least a majority of the voting power of all of the shares of capital stock of the corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws. Such vote may be held at any annual meeting of stockholders, or at any special meeting of stockholders provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

The Amended and Restated By-Law Section provided above was duly adopted by the Board of Directors of NextMart, Inc. and approved by the stockholders at special meeting of the stockholders of said corporation on _______  __, 2009.

_______________

Secretary